EXHIBIT 10.5
                                  ------------

                             JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into as of this 10th day of January, 2006 (the "Effective Date"), by and between INTERNATIONAL STAR, INC., a corporation organized and existing under the laws of the State of Nevada ("Star"), and RESOLVE CAPITAL FUNDING CORPORATION, INC., a corporation organized and existing under the laws of the Province of Ontario, Canada ("Resolve"). Star and Resolve shall sometimes be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS
                                    --------

      WHEREAS, Star is engaged in the acquisition and commercial exploitation of mineral rights in the United States, and within such activities has acquired and is seeking to exploit that certain real property situated in the County of Mohave, State of Arizona known as the Detrital Wash Property (the "Property"), as more particularly described in the legal description set forth on Schedule A attached hereto; and

      WHEREAS, Resolve is in the business of acquiring rights and interests in various properties to facilitate the exploitation of mineral rights, providing value through its industry expertise and relationships, and providing capital resources in connection therewith; and

      WHEREAS, in order to develop and commercially exploit the rights that it has in the Property, Star is in need of capital resources, and the type of industry background, expertise and relationships which Resolve can provide, and Resolve desires to provide the same to Star, and to thereby acquire an interest in the Property, in each case subject to and in accordance with the terms and conditions contained herein; and

      WHEREAS, in order to accomplish the respective desires of the Parties as expressed above, the Parties desire to form a joint venture (the "Joint Venture"), in the form of a new limited liability company organized under the laws of Nevada to engage in the commercial exploitation of the Property jointly (the "Business"), and desire to enter into this Agreement to set forth the relative rights and obligations of the Parties with respect to such Joint Venture. The joint venture shall be called Star-Resolve Detrital Wash, LLC (the "Company").

      NOW THEREFORE, in consideration of mutual promises, agreements, representations, warranties, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           FORMATION OF JOINT VENTURE

1.1 Formation of the Company. Within thirty (30) days following the Effective Date, the Parties shall cause their respective counsel jointly to form, through private exemption, a limited liability company organized under the laws of the State of Nevada (the "Company"), the purpose of which shall be to conduct the Business as contemplated herein. The name of the Company shall be Star-Resolve Detrital Wash, LLC. Also within such thirty (30)-day period, the Parties shall execute and deliver to each other (a) a limited liability company operating agreement (the "Operating Agreement") governing the operation of the Company, designating Resolve as the exclusive Managing Member of the Company and Tax Matters Member thereof, and setting forth the rights and obligations of the Parties with respect to the Company (including, without limitation, establishing capital accounting consistent with the applicable provisions of this Agreement, mutual restrictions on the transfers of such Parties' membership interests except in accordance with the terms thereof, mutual rights of first refusal to purchase the membership interests of the other Party in the event of a desired sale, and such other provisions as are usual and customary in such agreements); and (b) a proposed agreement (the "Services Agreement"), pursuant to which certain geological engineering and mining consultancy services shall be performed on behalf of the Joint Venture on the Property, by A.C.A. Howe International Limited, Toronto, Ontario, Canada, which the Parties hereby agree to designate as the exploration and development organization for the Company with respect to the Business ("Howe").

1.2 Capitalization. The Parties shall be the only members of the Company, and their respective percentage of ownership interest in the Company shall be as follows:

      -------------------------------- -------------------------------
                   Party                    Percentage Ownership
      -------------------------------- -------------------------------
                   Star                             50%
      -------------------------------- -------------------------------
                  Resolve                           50%
      -------------------------------- -------------------------------

      The Parties shall each receive membership interests ("Interests") in the Company equal to their percentage of ownership as set forth above, in consideration for their respective capital contributions described in Sections 1.3 and 1.4 below. Once issued to each Party as set forth herein, their outstanding membership interests shall be validly issued, fully-paid, and non-assessable.

1.3 Contribution to Capital by Star. Upon the Company's formation, and in consideration for the Interests issued to Star by the Company, Star shall contribute to the Company all of its right, title and interest in and to the Property, including without limitation all mineral leases and other mineral rights, and all contracts, rights and privileges it may have in, or otherwise pertaining to, the Property, it being understood that all relevant laws, regulations or other obligations of whatsoever nature governing the Property are and will be at closing complied with in all material respects.

1.4 Contribution to Capital by Resolve. Within 60-90 days of the Company's formation, and in consideration for the Interests issued to Resolve by the Company, Resolve shall provide (a) cash proceeds in the amount of Six Hundred Thousand Canadian Dollars ($600,000); (b) the benefit of its best efforts to professionally and exclusively manage the Company for the mutual economic benefit of both Parties, including without limitation providing the Company with access to its industry-related contacts (to include Howe), and its expertise in the commercial exploitation of mineral rights.

                                   ARTICLE II

                            OPERATION OF THE BUSINESS

2.1 Operation of the Business. The Company shall own, operate and exploit the Property, and shall otherwise conduct the Business for the benefit of, and to maximize the value of the Interests owned by, each Party. The Company shall retain such employees, consultants and advisors as may be necessary or desirable to conduct the Business in an optimal manner for the benefit of the Parties, commencing with Howe pursuant to the Services Agreement.

2.2 Management of the Business. Resolve shall be the exclusive Managing Member of the Company, and shall conduct the Business in its exclusive and unfettered discretion, from its inception until such time as a change of Managing Member shall be made in accordance with the relevant provisions of the Operating Agreement. The Parties hereby agree that the Operating shall provide that no Member shall be entitled to call for a change of Managing Member throughout the entire period that the Company is implementing its use of proceeds of the CDN $600,000 being contributed by Resolve hereunder, except with the prior written consent of both Parties (which consent may be given or withheld in such Parties' sole discretion). During the period of its management as set forth herein, Resolve shall use its best efforts to operate and manage the Business in a professional and responsible manner for the mutual benefit of both Parties. The Operating Agreement shall detail the complete responsibilities of the Managing Member to the Company and to the other members of the Company, and shall permit the Managing Member to delegate such of its management duties and other obligations to such professionals as it may in good faith deem reasonably necessary or desirable to maximize the value of the Company for the members. The Operating Agreement shall further provide that, in the event Resolve shall ever become unwilling or unable to serve in the capacity of Managing Member or Tax Matters Partner, then it shall notify Star to such effect, and thereafter Star shall serve in such capacities for and on behalf of the Company.

2.3   Rights of First Refusal; Restrictions on Sale.

      (a) The Operating Agreement shall contain specific provisions granting to the Parties rights of first refusal in the event that the other Party wishes to sell or otherwise dispose of its interest in the Company it being understood that the remaining shareholder's consent is required for the sale of its shares to a third party under the Operating Agreement, subject to the relevant provisions thereof. These provisions are necessary to protect the interests of the Parties in the Company and the Property, as well as to provide a mechanism for breaking any deadlock which may occur as a result of the Parties' equal ownership interests in the Company.

      (b) As further consideration to Resolve for entering into this Agreement with Star, Star further agrees that it shall grant to Resolve a right of first refusal with respect to any transaction with a third party whereby Star agrees to (i) explore or exploit, jointly with such third party; or (b) sell or otherwise dispose of, any other parcels owned by it and located within the Detrital Wash region. The specific mechanics of this right of first refusal shall be included within the Operating Agreement.


                                   ARTICLE III

                                      TERM

3.1 Term. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until the earlier to occur of (a) the date that the formation of the Company has been completed, the Operating Agreement and the Services Agreement have been fully-executed and delivered, and all other obligations herein have been fully performed; and
      (b) the date that each Party agrees to terminate this Agreement. It is understood that the closing date hereof shall be the Effective Date.


                                   ARTICLE IV

                            CONFIDENTIAL INFORMATION

4.1 Confidentiality. By their execution of this Agreement, each Party acknowledges to and agrees with the other that in the exercise of the several rights granted to it pursuant to this Agreement they may be or become familiar with or aware of certain Confidential Information (as such term is hereinafter defined) disclosed by the other Party, or one or more of its officers, directors, employees, shareholders, partners, agents or representatives (each of such relationships being defined herein as an "Affiliate"). Accordingly, each such Party hereby agrees that any and all Confidential Information disclosed or furnished to it, or to any of its Affiliates, by the other Party, or any of its Affiliates, is and shall remain proprietary to the Party disclosing such information (the "Disclosing Party"). Neither the non-Disclosing Party, nor any of its Affiliates, shall have any rights to distribute or divulge any portion of such Confidential Information to any third party without the prior, written consent of the Disclosing Party, or to use any of such Confidential Information in any way detrimental to the rights, privileges or benefits of such Disclosing Party, or any of its Affiliates, or which would otherwise in any way destroy, injure or impair any of the Disclosing Party's (and/or its Affiliates') rights in or in respect of any such Confidential Information including, without limitation, by using any of such Confidential Information to establish or assist any person or entity which is, or will be, directly or indirectly in competition with the Disclosing Party or the Company, or which otherwise circumvents the rights of the Disclosing Party. For purposes of this Agreement, the term "Confidential Information" shall mean any and all proprietary information belonging to the Disclosing Party, whether tangible or intangible, written or oral, including, without limitation, any intellectual property rights, books and records, computer software and files, lists of (or proprietary information concerning) its customers, suppliers, vendors, financing sources and other business relationships, and any other item which may properly be classified as a protected trade secret or other protected interest under applicable law. The Parties each expressly agree and understand that its agreement to abide by the provisions of this Section
      5.1 constitute a material part of the consideration inducing such Party to enter into this Agreement and to participate in the Joint Venture as contemplated herein, and that any violation of such provisions could create immediate and irreparable harm to the Disclosing Party and/or the Company.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. Each Party hereby represents and warrants to the other Party as indicated, as of the Effective Date, the following, and covenants to notify the other Party of the occurrence of any fact or circumstance which makes any of these representations false or misleading during the term of this Agreement:

      (a) such Party has full power and authority to enter into, execute and perform this Agreement, and no consent, approval or action of any other party or governmental agency is required for such Party to enter into, execute or perform this Agreement as contemplated;

      (b) the persons signing on behalf of each Party hereto is the duly authorized representative of such Party, with full power and authority to enter into and execute this Agreement on behalf of such Party;

      (c) this Agreement constitutes the legal and binding agreement of the Parties, enforceable against each of such Parties in accordance with its terms; and

      (d) such Party is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such Party.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as follows:

            If to Star:                        International Star, Inc.
                                               2266 Chestnut Bluffs
                                               Henderson, NV  89052
                                               Tel:  (702) 897-5338
                                               Fax: (702) 897-5832
                                               Attn:    Mr. Denny Cashett
                                                        President

            with a copy (which shall
            not constitute notice) to:         August Law Group, P.C.
                                               19200 Von Karman, Suite 900
                                               Irvine, CA  92612
                                               Tel: (949) 752-7772
                                               Fax: (949) 752-7776
                                               Attn:    Kenneth S. August, Esq.
                                                        President


            If to Resolve:                     Resolve Capital Corporation, Inc.
                                                  2 Lansing Square, Suite 306
                                                  Toronto, Ontario M2J 4P8
                                                  Attn: Mr. E. L. Stone
                                                        President
                                               Tel: (416)-299-3252
                                               Fax: (416)-299-3252

      or to such other address or addresses as such Parties may indicate by written notice sent in accordance with this Section 6.1.

6.2 Binding Agreement. This Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the Parties hereto, and their respective successors and permitted assigns.

6.3 Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all oral or written agreements, statements, representations, warranties or understandings between the Parties arising prior to the date of this Agreement, all of which are merged herein and superseded hereby.

6.4 Assignment. This Agreement, nor any of the rights, privileges or obligations of the Parties hereunder, may not be assigned, transferred or delegated to any other Party without the prior, written consent of the non-assigning Party, provided, however, that Resolve shall be entitled to assign its rights and obligations hereunder to any third party which has the ability to perform all of Resolve's obligations hereunder, and agrees in writing to join in and be bound by this Agreement and the Operating Agreement, which assignment need not be consented to by Star in advance.

6.5 Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

6.6 Headings. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

6.7 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

6.8 Further Documents and Acts. Each Party hereto agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Nevada sitting in and for the County of Clark. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

6.10 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the Parties.

6.11 Amendment and Modification. To the extent permitted by applicable law, this Agreement shall be amended, modified or supplemented only by a written agreement signed by each of the Parties to this Agreement.

6.12 Specific Performance; Remedies Cumulative. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.



      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.


INTERNATIONAL STAR, INC.                  ATTEST:



    By: /s/ Denny Cashett                       By: /s/ Dorothy Wommack McNeely
        -------------------------                   ---------------------------
        Denny Cashett                               Dorothy Wommack McNeely
        President                                   Secretary



RESOLVE CAPITAL CORPORATION, INC.         ATTEST:



    By: /s/ E.L. Stone                         By:  /s/ Keith McDowell
        -------------------------                   ---------------------------
        E. L. Stone                                 Keith McDowell
        President                                   Secretary

Schedule A

Detrital Wash Property (the "Property").

                                LEGAL DESCRIPTION

One Thousand, two hundred and eighty (1,280) acres of mining claim property in Sections 23 and 26, Township 28N, Range 21 W located in Mohave County, Arizona. The Arizona State Office Bureau of Land Management, 222 N. Central Avenue, Phoenix, Arizona, manages the property.

Specifically, Arizona Mining Claims:

AMC 347931, AMC 347932, AMC 347933, and AMC 347934 in Section 23, Township 28N, Range 21 W located in Mohave County, Arizona and

AMC 347935,  AMC 347936, AMC 347937 and, AMC 347938 in Section 26, Township 28N,
    By: /s/ Denny Cashett

As shown in;

Example 1; Map of property
Example 2; Stamped Maintenance Fee Payment
Example 3; Quit Claim Deed